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                                                                   Exhibit 15






                                          January 11, 1994




Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  10549

                                          Re:  Parker Drilling Company
                                          Registration on Form S-8 and S-3

We are aware that our report dated January 11, 1994, on our review of the interim financial information of Parker Drilling Company for the period ended November 30, 1993, and included in this Form 10-Q is incorporated by reference in the Company's registration statements on Form S-8 (File No. 2-87944, 33-24155 and 33-56698) and Form S-3 (File No. 33-61662). Pursuant to Rule 436(c)
under the Securities Act of 1933, this report should not be considered a part of the registration statement prepared or certified by us within the meaning of Section 7 and 11 of that Act.




                                          COOPERS & LYBRAND